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                                                                   Exhibit 99.45
                     (LETTERHEAD OF XYTRONYX APPEARS HERE)

FOR IMMEDIATE RELEASE

CONTACT:  Dale A. Sander, Chief Financial Officer
          Larry Bymaster, Chief Executive Officer
          (619) 550-3900
________________________________________________________________________

                XYTRONYX, INC.  ELECTS MR. ELLIOT H. VERNON AND
                   MR. MICHAEL S. WEISS TO BOARD OF DIRECTORS

SAN DIEGO, CA, December 4, 1995 -- Xytronyx, Inc. (AMEX: XYX) today announced that Mr. Elliot H. Vernon and Mr. Michael S. Weiss have been elected to the Board of Directors of Xytronyx, Inc. The election increases the number of the Company's Directors from seven to nine.

"Xytronyx is pleased that Mr. Vernon and Mr. Weiss have agreed to join our Board of Directors," said Larry Bymaster, Chairman and CEO of Xytronyx. "We believe that their experience in the health care industry and financial markets will contribute to our future success."

Mr. Vernon is Chairman of the Board and Chief Executive Officer of HealthCare Imaging Services, Inc., a publicly held healthcare management and services company that supplies medical equipment and services. Mr. Vernon is also a director of Transworld Home Healthcare, Inc., a publicly held supplier of alternate site healthcare services and products. He is a partner in several medical-related concerns and is Of Counsel to the law firm of Schottland, Aaron, Plaza, Costanzo & Manning, Esqs.

Mr. Weiss is General Counsel of The Castle Group, LLC, a venture capital firm, and is a Vice President of Paramount Capital, Incorporated, an investment banking firm. Paramount Capital served as placement agent on the $3.5 million private placement recently completed and announced by Xytronyx. Prior to joining the Castle Group and Paramount Capital, Mr. Weiss was an attorney with Cravath, Swaine & Moore. Mr. Weiss serves on the Board of Directors of several privately held biopharmaceutical companies.